EXHIBIT 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Shareholders Interplay Entertainment Corp.


We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-50254, Form S-8 No. 333-60583, Form S-3 No. 333-50252, Form
S-3 No. 333-59088 and Form S-3 No. 333-60272) of Interplay Entertainment Corp. of our report dated May 16, 2006 relating to the consolidated financial statements and schedule, which report appears in the December 31, 2005 annual report on Form 10-K of Interplay Entertainment Corp. for the year ended December 31, 2005.

/s/ Jeffrey S. Gilbert

May 16, 2006